EXHIBIT 4.2


                                                    STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 10:00 AM 03/25/1999
                                                    991116179 - 3021120


                            CERTIFICATE OF FORMATION

                                       OF

                         PP&L Transition Bond Company LLC



           (a) The name of the limited liability company is PP&L Transition Bond Company LLC.

           (b) The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PP&L Transition Bond Company LLC this 25th day of March, 1999.

                              PP&L Transition Bond Company LLC


                              By: /s/ Michael A. McGrail
                                 -----------------------------
                                 Name:  Michael A. McGrail
                                 Title: Authorized Person